Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 27, 2007, except for Note 12, as to which the date is August 29, 2008, in Amendments No. 2 and 3 to the Registration Statement (Form S-4 No.333-157528) and related joint proxy statement/prospectus of Bookham, Inc. for the registration of 96,867,383 shares of its common stock.
/s/ Ernst & Young LLP
San Jose, California
March 24, 2009